Exhibit 1.1

ENTERPRISE GP HOLDINGS L.P.

[10,111,111] Units

Representing Limited Partner Interests

Form of Underwriting Agreement

New York, New York

                    , 2005

CITIGROUP GLOBAL MARKETS INC.

LEHMAN BROTHERS INC.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Enterprise GP Holdings L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell (the “Offering”) to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate [10,111,111] units (the “Firm Units”), each representing a limited partner interest in the Partnership (“Partnership Units”). The Partnership also proposes to grant to the Underwriters an option to purchase additional Partnership Units equal to up to 15% of the Firm Units to cover over-allotments (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 20 hereof.

The Partnership hereby confirms its engagement of A.G. Edwards & Sons, Inc., and A.G. Edwards & Sons, Inc. hereby confirms its agreement with the Partnership to render services as a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the Offering. A.G. Edwards & Sons, Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “Independent Underwriter.”

As part of the Offering, the Partnership has directed the Underwriters to reserve out of the Firm Units an aggregate of up to approximately $30 million of Partnership Units, representing approximately [11]% of the Firm Units, for sale pursuant to the Partnership’s directed unit program in accordance with the rules and regulations of the NASD (the “Directed Unit Program”), including (i) $5 million of Partnership Units for sale to EPCO Holdings, Inc., a Delaware corporation (“EPCO Holdings”) and wholly owned subsidiary of EPCO, Inc., a Texas corporation (“EPCO”) and the ultimate parent of the General Partner (as defined below); (ii) $5 million of Partnership Units for sale to the Duncan Family 2000 Trust, a trust organized under the laws of the State of Texas (the Partnership Units referenced in clauses (i) and (ii), the “Affiliate Units”); (iii) $5 million of Partnership Units for sale to O.S. Andras, a director of EPD GP (as defined below) (the “Andras Units”); and (iv) up to $15 million of Partnership Units for sale to certain officers and directors of the General Partner, employees of EPCO and persons who are otherwise associated or affiliated with the Partnership and its affiliates. The Persons being offered Units in the Directed Unit Program are herein collectively referred to as the “Participants.” The Partnership Units, including the Affiliate Units and the Andras Units, being offered pursuant to the Partnership’s Directed Unit Program are collectively referred to herein as the “Directed Units.” The Partnership has appointed Lehman Brothers Inc. to serve as the manager of the Directed Unit Program (the “DUP Manager”).

This is to confirm the agreement among the Partnership and EPE Holdings, LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner,” and together with the Partnership, the “Enterprise Parties”), and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters. The General Partner, the Partnership and the Enterprise Subsidiaries (as defined below) are collectively referred to in this Agreement as the “Enterprise Entities.”

A. It is understood and agreed to by all parties that the Partnership was initially formed to acquire and directly or indirectly own, as of the Closing Date:

1. 13,454,498 common units representing limited partner interests in Enterprise Products Partners L.P., a Delaware limited partnership (“EPD”);

2. 100% of Enterprise Products GP, LLC, a Delaware limited liability company (“EPD GP”), which holds a 2% general partner interest in and is the general partner of EPD; and

3. the incentive distributions rights in EPD (the “Incentive Distribution Rights”) that are associated with EPD GP’s general partner interest;

each as more particularly described in the Prospectus.

B. It is further understood and agreed to by all parties that on the date hereof:

1. The Partnership is owned by (i) the General Partner, with a 0.01% general partner interest; (ii) Dan Duncan LLC, a Texas limited liability company (“DD LLC”), with a 4.99% limited partner interest; and (iii) Duncan Family Interests, Inc., a Delaware corporation (“DFI Inc.”), with a 95.0% limited partner interest. The General Partner is wholly owned by DDLLC, with a 100% membership interest.

2. DFI GP Holdings L.P., a Delaware limited partnership (“DFI Holdings LP”), is owned by (i) DFI Holdings, LLC, a Delaware limited liability company (“DFI Holdings GP”), with a 1.0% general partner interest, (ii) DD LLC, with a 4.0% limited partner interest, and (iii) DFI Inc., with a 95.0% limited partner interest. DFI Holdings GP is owned wholly owned by DD LLC, with a 100% membership interest.

3. DFI Holdings LP owns (i) a 9.9% membership interest in EPD GP, and (ii) 13,454,498 common units of EPD (collectively, the 9.9% membership interest in EPD GP and the 13,454,498 common units in EPD, the “EPD Assets”).

4. DD LLC owns a 4.505% interest in EPD GP and DFI Inc. owns an 85.595% interest in EPD GP.

5. EPD GP is the obligor on a note payable to DD LLC having an outstanding principal balance at August 10, 2005 of $363.3 million (the “EPDGP Note”). DD LLC is the obligor on a corresponding note payable to EPCO having the same principal amount. Both notes are pledged to EPCO’s lenders.

6. DFI Holdings LP is the obligor on a note payable to EPCO having an outstanding principal balance at August 10, 2005 of $420.3 million, issued in connection with DFI Holdings LP’s acquisition of the EPD Assets (the “EPCO Note”).

C. On the Closing Date:

1. The Partnership, the General Partner, DD LLC, DFI Inc., DFI Holdings LP and DFI Holdings GP will enter into a Contribution, Conveyance and Assumption Agreement dated the Closing Date (the “Contribution Agreement”) pursuant to which the following transactions will occur:

a. DFI Holdings LP will contribute the EPD Assets to the Partnership in exchange for the assumption by the Partnership of $161.7 million in indebtedness (the “EPE Assumed Debt”) under the EPCO Note, and a limited partner interest in the Partnership having a value of $            , which is equal to the fair market value of the EPD Assets minus the principal amount of the EPE Assumed Debt (the “EPE Interest”).

b. DFI Holdings LP will distribute (i) 95% of the EPE Interest to DFI Inc.; (ii) 4% of the EPE Interest to DD LLC; and (iii) 1% of the EPE Interest to DFI Holdings GP, in each case, in exchange for the assumption by each such entity of its proportionate amount of the remaining $258.6 million of debt outstanding under the EPCO Note.

c. DFI Holdings GP will distribute its 1% of the EPE Interest to DD LLC in exchange for the assumption by DD LLC of DFI Holdings GP’s proportionate amount of debt assumed under the EPCO Note.

d. DFI Inc. and DD LLC will execute notes payable to EPCO in the amounts equal to 95% and 5%, respectively, of the remaining $258.6 million of debt outstanding under the EPCO Note.

e. DD LLC will contribute 0.01% of the EPE Interest to the General Partner, which when combined with the General Partner’s original general partner interest in the Partnership, will subsequently become a 0.01% general partner interest in the Partnership pursuant to the Partnership Agreement upon consummation of the Offering.

f. DD LLC will contribute to the Partnership its 4.505% membership interest in EPD GP, 0.2% of which (i.e., a .00901% interest in EPD GP) will be contributed through the General Partner in order to maintain the correct capital account balances.

g. DFI Inc. will contribute to the Partnership its 85.595% membership interest in EPD GP, the result of which, when combined with the previous contribution by DFI Holdings LP of its 9.9% membership interest in EPD GP and the contribution by DD LLC of its 4.505% membership interest in EPD GP, is that the Partnership will hold 100% of EPD GP.

D. On the Closing Date, the following additional transactions will occur:

1. The Partnership will enter into the Third Amended and Restated Limited Liability Company Agreement of EPD GP dated as of the Closing Date.

2. The Partnership, as the borrower, will enter into a $525 million credit facility consisting of a $50 million revolving facility and a $475 million term facility, dated as of the Closing Date, with the lenders party thereto, Lehman Commercial Paper, Inc., as co-administrative agent, Citigroup North America, Inc., as co-administrative agent and paying agent, and Lehman Brothers Inc. and Citigroup Global Markets Inc., as co-arrangers and joint bookrunners (together with any ancillary agreements, the “Credit Facility”).

3. The Partnership will incur $525 million in indebtedness under the Credit Facility and will use such indebtedness to repay the EPDGP Note and the EPE Assumed Debt.

4. The General Partner, the Partnership, EPD GP, EPD, EPCO and certain of its affiliates will enter into the Third Amended and Restated Administrative Services Agreement, effective as of February 24, 2005.

5. DD LLC will enter into a First Amended and Restated Limited Liability Company Agreement of the General Partner dated as of the Closing Date.

6. The General Partner will enter into a First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of the Closing Date (the “Partnership Agreement”).

7. In accordance with the Partnership Agreement, all of the then-outstanding limited partner interests in the Partnership held by DFI Inc. and DD LLC will be unitized and converted into an aggregate of [74,667,332] Partnership Units, representing (i) [70,941,059] Partnership Units issued to DFI Inc., and (ii) [3,726,273] Partnership Units issued to DD LLC (collectively, the “Sponsor Units”).

8. The entire then-outstanding general partner interest in the Partnership held by the General Partner will be continued as a 0.01% general partner interest in the Partnership.

9. The Partnership will use all of the proceeds from this Offering, including any proceeds from exercise of the Underwriters’ option to purchase the Option Units, and the proceeds from the sale of the Non-Underwritten Units (as defined below) to (i) pay the expenses incurred in connection with the Offering, and (ii) repay indebtedness outstanding under the Credit Facility.

10. EPE Unit L.P., a Delaware limited partnership (the “Employee Partnership”), will be formed by EPCO, as the sole general partner, and certain officers of the General Partner and employees of EPCO will be admitted as Class B limited partners of the Employee Partnership.

11. EPCO Holdings will borrow $51 million under its credit facility to contribute to its wholly owned subsidiary, DFI, which will in turn contribute the $51 million to the Employee Partnership in exchange for a Class A limited partner interest in the Employee Partnership.

12. The Employee Partnership will use the $51 million to purchase an aggregate 1,888,889 Partnership Units (the “EEP Units”) directly from the Partnership pursuant to a purchase and sale agreement by and between the Employee Partnership and the Partnership (the “EEP Purchase Agreement”).

The EEP Units sold directly by the Partnership referenced in paragraph 12 above are sometimes herein referred to as the “Non-Underwritten Units.” None of the Underwriters are acting as underwriter, placement agent or otherwise in connection with the sale of the EEP Units by the Partnership, and the EEP Units are not part of the underwritten Offering. The sale of such Non-Underwritten Units directly by the Partnership is herein referred to as the “Non-Underwritten Sale.” The Underwriters will receive no commission or discount on, and shall not participate in the offer, sale or distribution of, the Non-Underwritten Units.

The transactions described above in clauses (C) and (D), together with the issuance of the Units as described above, are referred to herein as the “Transactions.” In connection with the transactions set forth in clause (C), the parties to such transactions will enter into various conveyance documents (together with the Contribution Agreement, the “Contribution Documents”).

The “Transaction Documents” shall mean the Contribution Documents, the Credit Facility, the EEP Purchase Agreement and the Services Agreement. The “Organizational Documents” shall mean each of the Partnership Agreement, the GP LLC Agreement, the EPDGP

LLC Agreement and the EPD Partnership Agreement (each as defined below) and the certificates of limited partnership or formation and other organizational documents of the Partnership, General Partner, EPD GP and EPD. The “Operative Documents” shall mean the Transaction Documents and the Organizational Documents collectively.

1. Representations and Warranties. Each of the Enterprise Parties jointly and severally represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Registration. The Partnership has prepared and filed with the Commission (as defined herein) a Registration Statement (File No. 333-124320) on Form S-1, including a related preliminary prospectus, for registration under the Act (as defined herein) of the offering and sale of the Units. The Partnership has filed one or more amendments thereto, including a related preliminary prospectus in accordance with Rule 424(b), each of which has previously been furnished to you. The Partnership has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information (as defined herein)) required by the Act and the rules thereunder to be included in such Registration Statement and the Prospectus (as defined herein). The Partnership will file with the Commission a final Prospectus in accordance with Rules 430A and 424(b). As filed, such final Prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time (as defined herein) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Enterprise Parties, threatened by the Commission.

(b) No Material Misstatements or Omissions. On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, conform in all material respects to the applicable requirements of the Act and the rules and regulations thereunder; on the Effective Date, the Registration Statement did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the statements made by the Partnership in the Registration

Statement, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to estimated available cash, future cash distributions of the Partnership and any statements made in support thereof or related thereto under “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith; provided, however, that the Enterprise Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) Formation and Qualification of the Enterprise Parties and the Enterprise Subsidiaries. Each of the General Partner, the Partnership, EPCO, DD LLC, DFI Inc., DFI Holdings LP and DFI Holdings GP, and each entity listed on Schedule II hereto (each such entity listed on Schedule II, an “Enterprise Subsidiary” and collectively, the “Enterprise Subsidiaries”) has been duly formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its respective jurisdiction of formation or incorporation, as the case may be, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, (i) in the case of the General Partner and EPD GP, to act as general partner of the Partnership and EPD, respectively, and (ii) in the case of the General Partner, EPCO, DD LLC, DFI Inc., DFI Holdings LP and DFI Holdings GP, to execute and deliver the Transaction Documents to which they are a party and to consummate the transactions contemplated thereby, including without limitation the contribution of the EPD Assets and the remaining 90.1% membership interest in EPD GP to the Partnership, and (iii) in the case of the Partnership, to assume the obligations and liabilities being assumed by it pursuant to the Contribution Documents and, (iv) in the case of the OLPGP, to act as the general partner of the OLP, in each case, in all respects as described in the Registration Statement and the Prospectus. Each of the Enterprise Entities is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, (i) individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Enterprise Entities, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability. Insofar as the foregoing representation relates to the registration or qualification of each of the Enterprise Entities, the applicable jurisdictions are set forth on Schedule III hereto.

(d) Ownership of the General Partner. DD LLC owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended and/or restated as of the Closing Date (the “GP LLC Agreement”), and DD LLC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(e) Ownership of the General Partner Interest in the Partnership. On the Closing Date and any settlement date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 0.01% general partner interest in the Partnership (the “GP Interest”); such GP Interest will be duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as amended and/or restated as of the Closing Date (the “Partnership Agreement”), and the General Partner will own such general partner interest free and clear of all Liens.

(f) Ownership of the Certain Partnership Units. On the Closing Date, after giving effect to the Transactions and this Offering:

(i) DFI Inc. and DD LLC (collectively, the “Sponsors”) will own an aggregate [74,667,332] Sponsor Units, representing an aggregate [86.15]% limited partner interest;

(ii) the Employee Partnership will own [1,888,889] EEP Units, representing a [2.18]% limited partner interest; and

(iii) the Duncan Family 2000 Trust and EPCO Holdings will each own [185,185] Affiliate Units, representing an aggregate [        ]% limited partner interest.

(g) Valid Issuance of Sponsor Units. All of the Sponsor Units, the EEP Units and the limited partner interests represented thereby, will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Prospectus under the captions “Risk Factors—Your liability as a limited partner may not be limited, and our unitholders may have to repay distributions or make additional contributions to us under certain circumstances” and “Description of Our Partnership Agreement—Limited Liability” and (ii) Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and the Sponsors will own the Sponsor Units, free and clear of all Liens, other than Liens on [            ] of the Sponsor Units in favor of lenders under EPCO Holdings’ credit facility (the “EPCO Holdings Credit Facility”).

(h) Valid Issuance of the Units. On the Closing Date or any settlement date, as the case may be, the Firm Units and the Option Units, if any, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Prospectus under the captions “Risk Factors—Your liability as a limited partner may not be limited, and our unitholders may have to repay distributions or make additional contributions to us under certain circumstances” and “Description of Our Partnership Agreement—Limited Liability” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the Sponsor Units, the EEP Units and the GP Interest, the Units will be the only partner interests of the Partnership issued and outstanding on the Closing Date or any settlement date.

(i) Ownership of EPD GP. On the Closing Date, after giving effect to the Transactions, the Partnership will own 100% of the issued and outstanding membership interests in EPD GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EPD GP, as amended and/or restated as of the Closing Date (the “EPDGP LLC Agreement”) and are fully paid (to the extent required under the EPDGP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and the Partnership will own such membership interests free and clear of all Liens, other than Liens in favor of the lenders under the Credit Facility.

(j) Ownership of the General Partner Interest in EPD. EPD GP is the sole general partner of EPD with a 2.0% general partner interest in EPD (including the Incentive Distribution Rights); such general partner interest has been duly authorized and validly issued in accordance with the EPD Partnership Agreement; and EPD GP owns such general partner interest free and clear of all Liens.

(k) Ownership of Interests in EPD. As of July 31, 2005, the issued and outstanding limited partner interests of EPD consists of [384,695,836] common units representing limited partner interests in EPD (the “Common Units”); EPD GP owns and holds the Incentive Distribution Rights, free and clear of all Liens; on the Closing Date, EPCO, Dan L. Duncan and their affiliates collectively beneficially directly own [130,102,015] Common Units, representing a 33.1% limited partner interest, free and clear of all Liens, other than Liens on 118,078,425 Common Units held by DFI Delaware Holdings, L.P., a Delaware limited partnership and wholly owned subsidiary of EPCO, in favor of lenders under the EPCO Holdings Credit Facility; and on the Closing Date, after giving effect to the Transactions, the Partnership will own 13,454,498 Common Units, representing a 3.4% limited partner interest, free and clear of all Liens, other than Liens in favor of the lenders under the Credit Facility and the 13,454,498 Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the agreement of limited partnership of EPD, as amended and/or restated on or prior to the date hereof (the “EPD Partnership Agreement”) and are fully paid (to the extent required under the EPD Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise disclosed in the Prospectus).

(l) Ownership of the OLPGP. EPD owns 100% of the issued and outstanding capital stock in Enterprise Products OLPGP, Inc., a Delaware corporation (the

“OLPGP”); such capital stock has been duly authorized and validly issued in accordance with the bylaws of the OLPGP, as amended or restated as of the date hereof (the “OLPGP Bylaws”) and is fully paid and nonassessable; and EPD owns such capital stock free and clear of all Liens.

(m) Ownership of the OLP. (i) The OLPGP is the sole general partner of Enterprise Products Operating L.P., a Delaware limited partnership (the “OLP”), with a 0.001% general partner interest in the OLP; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the OLP, as amended or restated as of the date hereof (the “OLP Agreement”); and the OLPGP owns such general partner interest free and clear of all Liens; and (ii) EPD is the sole limited partner of the OLP with a 99.999% limited partner interest in the OLP; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Agreement and is fully paid (to the extent required under the OLP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus); and EPD owns such limited partner interest free and clear of all Liens.

(n) Ownership of Subsidiaries. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each Enterprise Subsidiary (other than EPD GP, EPD, the OLPGP and the OLP, as to which such interests have already been addressed in Sections 1(i)-(m)) have been duly and validly authorized and issued, and are fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act in the case of partnership interests, or Section 18-607 of the Delaware LLC Act in the case of membership interests, and except as otherwise disclosed in the Prospectus). Except as described in the Prospectus, the Partnership or the OLP, as the case may be, directly or indirectly owns the shares of capital stock, partnership interests or membership interests in each Enterprise Subsidiary (other than EPD GP, EPD, the OLPGP and the OLP, as to which ownership has already been addressed in Sections 1(i)-(m)) as set forth on Schedule II hereto free and clear of all Liens (other than contractual restrictions on transfer contained in the applicable constituent documents) or restrictions upon voting or any other claim of any third party.

(o) Significant Subsidiaries; No Other Subsidiaries. The Partnership has no direct or indirect subsidiaries other than those included on Schedule II hereto that, individually or in the aggregate, would be deemed a “significant subsidiary” as such term is defined in Rule 405 promulgated under the Act. On the Closing Date, after giving effect to the Transactions, the Partnership’s assets will consist solely of a 100% member interest in the General Partner, including the associated Incentive Distribution Rights, and 13,454,498 Common Units in EPD.

(p) No Preemptive Rights, Registration Rights or Options. Except for rights that have been effectively complied with or waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests or any shares of capital stock of any of the Enterprise Entities, in each case, pursuant to the organizational documents or any agreement or other instrument to which any of the Enterprise Entities is a party or by which any of them is bound. None of (i) the filing of the Registration Statement, (ii) the offering or sale of the Units as contemplated by this Agreement, or (iii) the issuance of the Sponsor Units (including the related partnership interests) as contemplated by the Partnership Agreement and the Contribution Agreement, gives rise to any rights for or relating to the registration of any Partnership Units or other securities of any of the Enterprise Entities. Except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans and rights to purchase Common Units under EPD’s distribution reinvestment plan (the “DRIP”), there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any of the Enterprise Entities.

(q) Authority. Each of the Enterprise Parties has all requisite partnership power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to (A) issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and (B) issue the Sponsor Units (including the related partnership interests), in accordance with the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. On the Closing Date and any settlement date, all action required to be taken by the Enterprise Entities and EPCO, DD LLC, DFI Inc., DFI Holdings LP and DFI Holdings GP and any of their securityholders, partners or members for the authorization, issuance, sale and delivery of the Units and the Sponsor Units, the authorization, execution and delivery of this Agreement and the Operative Documents and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Documents, shall have been validly taken.

(r) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Enterprise Parties.

(s) Authorization, Execution, Delivery and Enforceability of Certain Agreements. On the Closing Date:

(i) the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) the GP LLC Agreement will be duly authorized, executed and delivered by DD LLC and will be a valid and legally binding agreement of DD LLC, enforceable against DD LLC in accordance with its terms;

(iii) the Contribution Agreement will be duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(iv) the Services Agreement will be duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and

(v) the Credit Facility will be duly authorized, executed and delivered by each of the Enterprise Entities who are party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms.

except, with respect to each agreement described in this Section 1(s), as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(t) Authorization, Execution and Enforceability of Certain EPD Agreements. (i) On the Closing Date, the EPDGP LLC Agreement will be duly authorized, executed and delivered by the Partnership as the sole member of EPD GP, and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; (ii) the EPD Partnership Agreement has been duly authorized, executed and delivered by EPD GP and is a valid and legally binding agreement of EPD GP, enforceable against EPD GP in accordance with its terms; (iii) the OLPGP Bylaws have been duly authorized and adopted by the board of directors of the OLPGP and (iv) the OLP Agreement has been duly authorized, executed and delivered by each of the OLPGP and EPD and is a valid and legally binding agreement of each of the OLPGP and EPD in accordance with its terms; except, with respect to each agreement described in this Section 1(t)(i), (ii) and (iv), as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(u) Sufficiency of the Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey to the Partnership all assets as contemplated by the Prospectus, subject to the conditions, reservations and limitations contained in the Contribution Agreement and those set forth in the Prospectus. The Partnership, upon execution and delivery of the Contribution Documents will succeed in all material respects to the EPD Assets and the remaining 90.1% membership interest in EPD GP as reflected in the pro forma consolidated financial statements of the Partnership included in the Prospectus, except as disclosed in the Prospectus and the Contribution Agreement.

(v) No Conflicts. None of the (i) offering, issuance and sale by the Partnership of the Units or the issuance by the Partnership of the Sponsor Units (including the related partnership interests), (ii) the execution, delivery and performance of this Agreement by the Enterprise Parties and the Operative Documents by the

Enterprise Entities who are party thereto and by EPCO, DD LLC, DFI Inc., DFI Holdings LP or DFI Holdings GP, or (iii) consummation of the transactions contemplated hereby and thereby (including the Transactions) (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Enterprise Entities, or EPCO, DD LLC, DFI Inc., DFI Holdings LP or DFI Holdings GP, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Enterprise Entities, or EPCO, DD LLC, DFI Inc., DFI Holdings LP or DFI Holdings GP, is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the Enterprise Entities, or EPCO, DD LLC, DFI Inc., DFI Holdings LP or DFI Holdings GP, or any of their properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Enterprise Entities, or EPCO, DD LLC, DFI Inc., DFI Holdings LP or DFI Holdings GP, other than Liens in favor of lenders under the Credit Facility or the EPCO Holdings Credit Facility, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a Material Adverse Effect.

(w) No Consents Regarding the Offering. No permit, consent, approval, authorization, order, registration, filing or qualification (a “consent”) of or with any court, governmental agency or body having jurisdiction over the Enterprise Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units or the issuance of the Sponsor Units, (ii) the execution, delivery and performance of this Agreement by the Enterprise Parties, or (iii) the consummation by the Enterprise Parties of the transactions contemplated by this Agreement, except for (A) such consents required under the Act, the Exchange Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters and (B) such consents that have been, or prior to the Closing Date will be, obtained.

(x) No Consents Regarding the Operative Documents. No consent of or with any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the Enterprise Entities, or EPCO, DD LLC, DFI Inc., DFI Holdings LP or DFI Holdings GP, or any of their respective properties is required in connection with (i) the execution, delivery and performance of the Operative Documents by the parties thereto, or (ii) the consummation of the transactions contemplated by the Operative Documents (including the Transactions).

(y) No Default. None of the Enterprise Entities (i) is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, or (iii) is in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Enterprise Entities, or EPCO, DD LLC, DFI Inc., DFI Holdings LP or DFI Holdings GP, to perform their obligations under this Agreement or the Operative Documents.

(z) Independent Registered Public Accounting Firms. (i) Deloitte & Touche LLP, who has certified or shall certify the audited financial statements contained in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) is an independent registered public accounting firm with respect to the Partnership, the General Partner, EPD and EPD GP, within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”); (ii) PricewaterhouseCoopers L.L.P., who has certified or shall certify the audited financial statements contained in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) (a) is an independent registered public accounting firm with respect to Enterprise GTMGP, LLC (“GTMGP”), Enterprise GTM Holdings L.P. (“GTMLP”) and Poseidon Oil Pipeline Company, L.L.C. (“Poseidon”), and (b) are independent certified public accountants with respect to El Paso Hydrocarbons, L.P. (“El Paso Hydrocarbons”) and El Paso NGL Marketing Company, L.P. (“El Paso NGL Marketing Company” and, together with El Paso Hydrocarbons, the “South Texas Midstream Entities”), within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB.

(aa) Financial Statements. At June 30, 2005, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) contained in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) (i) comply in all material respects with the applicable requirements under the Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein; provided, however, that as to the financial statements of GTMGP, GTMLP,

Poseidon and the South Texas Midstream Entities, the foregoing representations in clauses (i), (ii) and (iii) are made to the knowledge of the executive officers of the General Partner. The summary financial and operating data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption “Summary Historical and Pro Forma Financial and Operating Data” is prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. The other financial information of the General Partner, the Partnership, EPD GP, EPD, GTMGP, GTMLP, Poseidon and the South Texas Midstream Entities, including oil and gas production information and non-GAAP financial measures, contained in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) has been derived from the accounting records of the General Partner, the Partnership, EPD GP, EPD and its subsidiaries, including GTMLP, GTMGP, Poseidon and the South Texas Midstream Entities, and fairly presents the information purported to be shown thereby; provided, however, that as to the other financial information respecting GTMLP, GTMGP, Poseidon and the South Texas Midstream Entities, the foregoing representation is made to the knowledge of the executive officers of the General Partner. The pro forma financial information and the related notes thereto contained in the Registration Statement and the Prospectus (i) have been prepared on a basis consistent with the historical financial statements contained in the Prospectus (except for the pro forma adjustments specified therein), (ii) comply as to form in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X under the Act, (iii) include all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Act and under the Exchange Act to reflect the transactions described therein, (iv) give effect to assumptions made on a reasonable basis, and (v) fairly present the transactions described in the Prospectus; provided that clauses (i), (ii), (iii) and (v) shall not apply to the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions — Enterprise GP Holdings Unaudited Pro Forma Consolidated Available Cash” and the related notes which information has been prepared by management in response to comments from the Commission. Nothing has come to the attention of any of the Enterprise Entities that has caused them to believe that the statistical and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(bb) Certain Transactions. Except as disclosed in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), (i) none of the Enterprise Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Enterprise Entities, taken as a whole, and (ii) there has not been any material change in the capitalization or material increase in the long-term debt of any of the Enterprise Entities, or any dividend or distribution of any kind declared, paid or made by the Partnership or EPD on any class of their partnership interests.

(cc) No Distribution of Other Offering Materials. None of the Enterprise Parties has distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Units, will distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 promulgated thereunder.

(dd) Conformity to Description of the Units and the Sponsor Units. The Units and the Sponsor Units, when issued and delivered in accordance with the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Prospectus.

(ee) No Omitted Descriptions; Legal Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Enterprise Parties, threatened or contemplated, against any of the Enterprise Entities, or to which any of the Enterprise Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act or the rules and regulations thereunder. The statements included in the Registration Statement and the Prospectus under the headings “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of Our Units,” “Description of Our Partnership Agreement,” “Enterprise Products Partners’ Cash Distribution Policy,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Business Opportunity Agreements; Fiduciary Duties,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “— Debt Obligations,” “Material Provisions of Enterprise Products Partners’ Partnership Agreement,” “Material Tax Consequences,” and “Investment in Us by Employee Benefit Plans,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(ff) Title to Properties. On the Closing Date and any settlement date, after giving effect to the Transactions, each of the Enterprise Entities has (i) good and indefeasible title to all its interests in its properties described in the Prospectus as owned by such entities that are material to the operations of the Enterprise Entities, taken as a whole, and (ii) good and marketable title in fee simple to, or valid rights to lease or otherwise use, all items of other real and personal property described in the Prospectus as owned by such entities that are material to the business of the Enterprise Entities, in each case free and clear of all Liens except such as (A) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such entities, (B) could not reasonably be expected to have a Material Adverse Effect or (C) are described, and subject to the limitations contained, in the Prospectus.

(gg) Right-of-Way. Each of the Enterprise Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Enterprise Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Enterprise Entities, taken as a whole.

(hh) Permits. Each of the Enterprise Entities has, or at the Closing Date and any settlement date, after giving effect to the Transactions, will have, such material permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus that are material to the operations of the Enterprise Entities, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Enterprise Entities has, or at the Closing Date and any settlement date, after giving effect to the Transactions, will have, fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Enterprise Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.

(ii) Books and Records; Accounting Controls. The Enterprise Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Enterprise Entities on the one hand, and the directors, officers, partners, customers or suppliers of the Enterprise Entities on the other hand, which is required to be described in the Prospectus and which is not so described.

(kk) Environmental Compliance. There has been no storage, generation, transportation, handling, treatment, disposal or discharge of any kind of toxic or other wastes or other hazardous substances by any of the Enterprise Entities (or, to the knowledge of the Enterprise Parties, any other entity (including any predecessor) for whose acts or omissions any of the Enterprise Entities is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by any of the Enterprise Entities or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which any of the Enterprise Parties has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(ll) Insurance. The Enterprise Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. Except as disclosed in the Prospectus, none of the Enterprise Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and any settlement date.

(mm) Litigation. There are no legal or governmental proceedings pending to which any of the Enterprise Entities is a party or of which any property or assets of any of the Enterprise Entities is the subject that, individually or in the aggregate, could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the performance of this Agreement or any of the Transaction Documents or the consummation of any of the transactions (including the Transactions) contemplated hereby or thereby; and to the knowledge of the Enterprise Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(nn) No Labor Disputes. No labor dispute with the employees that are engaged in the businesses of the Enterprise Entities exists or, to the knowledge of the Enterprise Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

(oo) Intellectual Property. Each of the Enterprise Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and none of the Enterprise Entities has received any notice of any claim of conflict with, any such rights of others.

(pp) Investment Company/Public Utility Holding Company. None of the Enterprise Entities is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “holding company” or a “subsidiary company” or “affiliate” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended (the “Public Utility Holding Company Act”).

(qq) Private Placement. The issuance of the Sponsor Units is exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and neither the General Partner nor the Partnership has taken or will take any action that would cause the loss of such exemption.

(rr) NYSE Listing. The Units being sold hereunder by the Partnership have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

(ss) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Units in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any of the Enterprise Entities which would prevent or suspend the issuance or sale of the Units or the use of the Preliminary Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Enterprise Parties, threatened against or affecting any of the Enterprise Entities before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Units or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and the Partnership has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Prospectus and the Prospectus.

(tt) No Stabilizing Transactions. None of the Enterprise Entities or any of their Affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities of the Partnership or EPD to facilitate the sale or resale of the Units.

(uu) No Prohibition on Dividends or Distribution. None of the Enterprise Entities is currently prohibited, directly or indirectly, from (i) paying any dividends to the Partnership or EPD, (ii) making any other distribution on such entity’s capital stock or partnership or limited liability company interests, (iii) repaying to the Partnership or EPD any loans or advances to such entity or (iv) transferring any of such entity’s property or assets to the Partnership or any other Enterprise Entity, except as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

(vv) Directed Unit Sales. None of the Directed Units distributed in connection with the Directed Unit Program will be offered or sold outside of the United States. All sales of Directed Units will comply with the rules of the NASD, including Conduct Rule 2790.

(ww) Sarbanes-Oxley Act. (i) The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective; (ii) the principal executive officer and principal financial officer of EPD GP have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. EPD GP and EPD are otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective.

(xx) No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of EPD’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, none of the General Partner, the Partnership, EPD GP or EPD is aware of (i) any significant deficiencies or material weaknesses in the design or operation of the Partnership’s or EPD’s internal control over financial reporting that are likely to adversely affect the Partnership’s or EPD’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s or EPD’s internal control over financial reporting.

(yy) No Changes in EPD’s Internal Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in EPD’s internal controls that materially affected or are reasonably likely to materially affect EPD’s internal controls over financial reporting.

Any certificate signed by any officer of any of the Enterprise Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price set forth in Section 2(c) below, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [1,516,667] Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Firm Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional units.

(c) (i) The purchase price of the Firm Units (other than the Affiliate Units and Andras Units, but including for purposes of clarification all Directed Units other than the Affiliate Units and Andras Units) and the Option Units shall be $             per unit and (ii) the purchase price of the Affiliate Units and Andras Units shall be $             per unit. It is understood that the Underwriters will not receive any discount or commission on the Affiliate Units and Andras Units that are part of the Directed Unit Program. It is further understood that the Underwriters are not underwriting, offering, selling or distributing the Non-Underwritten Units and therefore will not receive any discount or commission on the sale by the Partnership of the Non-Underwritten Units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on [                    ], 2005 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the paragraph above (or at such other place as shall be determined by agreement between the Representatives and the Partnership) at 10:00 a.m., New York City time, on the settlement date of the Option Units. Delivery of the Option Units shall be made to the Representatives for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

5. Agreements. Each of the Enterprise Parties, jointly and severally, agrees with the several Underwriters that:

(a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Partnership will cause the Prospectus, properly completed, and any supplement thereto, to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Filing of Amendment or Supplement. If, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c) Reports to Unitholders. As soon as practicable after the Closing Date, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) Copies of Reports. The Partnership will, for a period of two years from the Closing Date, furnish or make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units (excluding any periodic income tax reporting materials) or filed with or furnished to the principal national securities exchange upon which the Units may be listed pursuant to the requirements of or agreements with such exchange or the Commission pursuant to the Act or the Exchange Act, in each case to the extent such materials are not publicly available through the Commission or such exchange.

(e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives, counsel for the Underwriters, or both a signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) Qualification of Securities. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of the NASD in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. For a period of 180 days from the date of the Prospectus, not to, directly or indirectly (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Partnership Units or securities convertible into, or exchangeable for Partnership Units, or sell or grant options, rights or warrants with respect to any Partnership Units or securities convertible into or exchangeable for Partnership Units (other than the grant of options pursuant to option plans existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Partnership Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Partnership Units or other securities, in cash or otherwise, in each case without the prior written consent of each of the Representatives on behalf of the Underwriters; provided, however, that the foregoing restrictions do not apply to (x) the issuance and sale of Units by the Partnership to the Underwriters in connection with the public offering contemplated by this Agreement or the issuance of the Sponsor Units (including the related partnership interests) or (y) the issuance or registration of restricted units, phantom units or options to purchase Partnership Units pursuant to the Enterprise Products Company 2005 EPE Long-Term Incentive Plan as described in the Prospectus. Each affiliate, principal securityholder, executive officer and director of the General Partner listed on Schedule IV and all the Participants in the Directed Unit Program, other than the directors and officers of Texas Eastern Products Pipeline Company, LLC, shall furnish to the Underwriters, prior to or on the date of this Agreement, a letter or letters, substantially in the form of Exhibit D hereto.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the 180-day lock-up period set forth above (the “Lock-up Period”), the Partnership or EPD issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-up Period, the Partnership or EPD announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

(h) Price Manipulation. The Enterprise Parties will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) Expenses. The Enterprise Parties agree to pay the costs and expenses relating to the following matters: (i) the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (ii) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (vi) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vii) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the jurisdictions which the Representatives designated under Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the costs and expenses of the Enterprise Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Enterprise Parties and any such consultants; (x) the fees and expenses of the accountants for the Enterprise Parties, EPD GP and EPD and the fees and expenses of counsel (including local and special counsel) for the Enterprise Parties; (xi) an aggregate advisory fee equal to $1.0 million to Citigroup Global Markets Inc. and Lehman Brothers Inc. for advisory services in connection with the evaluation, analysis and structuring of the Partnership; (xii) any fees and expenses of the Independent Underwriter; and (xiii) all other costs and expenses incident to the performance by the Enterprise Parties of their obligations under this Agreement. It is understood, however, that except as provided in this subsection 5(i), and Sections 7 and 10 hereof, the Underwriters will pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes payable on the resale of any of the Units by them and any advertising expenses connected with any offers they may make.

(j) Use of Proceeds. The Partnership will use the net proceeds received from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(k) Investment Company. The Enterprise Parties will take such steps as shall be necessary to ensure that none of the Enterprise Entities shall become (i) an “investment company” as defined in the Investment Company Act or (ii) a “holding company” or a “subsidiary company” or “affiliate” of a “holding company” under the Public Utility Holding Company Act.

(l) Directed Units. It is understood and agreed that an aggregate of up to approximately $30 million of Partnership Directed Units, including the Affiliate Units and the Andras Units, will initially be reserved by the DUP Manager at the direction of the Partnership for offer and sale to the Participants upon the terms and conditions set forth in this Agreement, the Prospectus and the related Directed Unit Program materials and will be sold by the DUP Manager to the eligible Participants pursuant to this Agreement at the offering price to the public set forth on the cover page of the Prospectus. Any Directed Units that are not orally confirmed for purchase by Participants by the end of the Business Day on which this Agreement is executed or such other time established by the DUP Manager will be offered to the public by the Underwriters as set forth in the Prospectus. Under no circumstances will the DUP Manager or any other Underwriter be liable to the Enterprise Parties or any of their partners or members, or to any Participant for any action taken or omitted to be taken in good faith in connection with the Directed Unit Program. It is understood by the parties to this Agreement that the purchase price at which the DUP Manager shall purchase the Directed Units, including the Affiliate Units and the Andras Units, from the Partnership shall be as set forth in Section 2(c) and that the DUP Manager shall receive a discount and commission on all the Directed Units other than the Affiliate Units and the Andras Units.

(m) Directed Unit Program Expenses. Subject to Section 10 of this Agreement, the Enterprise Parties will pay all fees, expenses and disbursements incurred by the Underwriters, including fees and expenses of counsel, in connection with the Directed Unit Program (including the printing (or reproduction) and delivery (including postage, air freight charges and other charges for counting and packaging) of such copies of the Directed Unit Program materials) and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program.

(n) Rule 463. The Partnership will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 promulgated under the Act.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Enterprise Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Enterprise Parties made in any certificates pursuant to the provisions hereof, to the performance by the Enterprise Parties of their obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 9:30 a.m. on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and all requests of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Documents, the Units, the Registration Statement, the Preliminary Prospectus and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) The Credit Facility shall have been duly authorized, executed and delivered by the Partnership and each of the other parties thereto.

(d) Richard H. Bachmann, Esq., shall have furnished to the Underwriters his written opinion, as Chief Legal Officer of the Enterprise Parties, addressed to the Underwriters and dated the Closing Date and any settlement date, as applicable, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit A hereto.

(e) Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinion, as counsel for the Enterprise Parties, addressed to the Underwriters, dated the Closing Date and any settlement date, as applicable, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit B hereto.

(f) Bracewell & Guiliani LLP shall have furnished to the Underwriters their written opinion, as counsel for the Enterprise Parties in connection with the Credit Facility, addressed to the Underwriters, dated the Closing Date and any settlement date, as applicable, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C hereto.

(g) The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, or the settlement date, as applicable, and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Partnership shall have furnished to the Underwriters a certificate, dated the Closing Date or the settlement date, as applicable, of (i) the chief executive officer and the chief financial officer of the General Partner stating that such officers have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i) in their opinion, the Registration Statement, as of the Effective Date and as of the Closing Date and any settlement date, as applicable, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, as of the date of the Prospectus and as of the Closing Date or the settlement date, as applicable, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) the representations and warranties of the Enterprise Parties in this Agreement are true and correct on and as of the Closing Date or the settlement date, as applicable, with the same effect as if made on the Closing Date or the settlement date, as applicable;

(iii) the Enterprise Parties have complied with all the agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date or the settlement date, as applicable;

(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are contemplated by the Commission; and

(v) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement or amendment thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, properties or prospects of the Enterprise Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement or amendment thereto).

(i) At the time of execution of this Agreement, the Underwriters shall have received from each of Deloitte & Touche LLP and PricewaterhouseCoopers L.L.P. a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants or independent certified public accountants, as applicable, within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) With respect to the letters of Deloitte & Touche LLP and PricewaterhouseCoopers L.L.P. referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), each of such accounting firms shall have furnished to the Underwriters letters (the “bring-down letters”) of Deloitte & Touche LLP and PricewaterhouseCoopers LLC, addressed to the Underwriters and dated the Closing Date or the settlement date, as applicable, (i) confirming that they are independent registered public accountants or independent certified public accountants, as applicable, within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date or settlement date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date or settlement date which would prevent the issuance or sale of the Units.

(l) Subsequent to the Execution Time or, if earlier, the most recent dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any increase or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Enterprise Entities taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(m) The NYSE shall have approved the Units for listing, subject only to official notice of issuance.

(n) Prior to or at the Execution Time, the Partnership shall have furnished to the Representatives a lock-up letter substantially in the form of Exhibit D hereto from each individual and entity set forth on Schedule IV hereto, addressed to the Representatives.

(o) Prior to the Closing Date, the Enterprise Parties shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(p) Subsequent to the Execution Time, there shall not have been any decrease in rating of any of EPD’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(q) The Closing of the Non-Underwritten Units shall have occurred.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Andrews Kurth LLP, counsel to the Underwriters, at 600 Travis, Suite 4200, Houston, Texas 77002, on the Closing Date.

7. Indemnification and Contribution.

(a) Each of the Enterprise Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in the Preliminary Prospectus or the Prospectus a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Enterprise Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Enterprise Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Underwriter (or director, officer, employee or agent thereof) from whom the person asserting any such loss, claim, damage or liability purchased the Units concerned, to the extent that any such loss, claim, damage or liability of such Underwriter (or director, officer, employee, agent or controlling person thereof) occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Partnership had previously furnished copies of the Prospectus to the Underwriters, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission or alleged untrue statement or omission contained in any Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Units to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Enterprise Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Enterprise Party, each director and officer of the General Partner who signs the Registration Statement, and each person who controls the Enterprise Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Enterprise Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Enterprise Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Enterprise Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances, (iii) the sentence related to the release of the lock-up letter agreements, (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids and (v) the paragraph related to the delivery of a Prospectus in electronic format in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(c) In connection with the offer and sale of the Directed Units, each of the Enterprise Parties agrees to indemnify and hold harmless the DUP Manager, the directors, officers, employees and agents of the DUP Manager and each person, who controls the DUP Manager within the meaning of either the Act or the Exchange Act (the “DUP Manager Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the General Partner and the Partnership for distribution in foreign jurisdictions in connection with the Directed Unit Program attached to the Prospectus or any preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the DUP Manager Entities.

(d) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees, costs and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the DUP Manager, the directors, officers, employees and agents of the DUP Manager, and all persons, if any, who control the DUP Manager within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(f) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Independent Underwriter, the directors, officers, employees and agents of the Independent Underwriter, and all persons, if any, who control the Independent Underwriter within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of the NASD’s Conduct Rule 2720) in connection with this Offering.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Enterprise Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Enterprise Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Enterprise Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units underwritten by each such Underwriter as set forth in Schedule I hereto or (ii) the Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720), be responsible for any amount in excess of any compensation received by the Independent Underwriter for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Enterprise Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Enterprise Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Enterprise Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by the Independent Underwriter in its capacity as “qualified independent underwriter” shall be deemed to be equal to the compensation, if any received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Enterprise Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Enterprise Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Enterprise Parties within the meaning of either the Act or the Exchange Act, each officer of the Enterprise Parties who shall have signed the Registration Statement and each director of the Enterprise Parties shall have the same rights to contribution as the Enterprise Parties, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) Without limitation of and in addition to its obligations under the other paragraphs of this Section 7, the Enterprise Parties agree to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of the NASD’s Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Enterprise Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Enterprise Parties. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Enterprise Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time after the date hereof and prior to such time (i) trading in the Partnership’s Partnership Units or EPD’s Common Units shall have been suspended by the Commission or the NYSE or limited or minimum prices shall have been established in respect of the Partnership’s Partnership Units or EPD’s Common Units on any such exchange, (ii) trading in securities generally on the NYSE shall have been suspended, settlement of such trading generally shall have been materially disrupted, or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or there shall have occurred a material disruption in commercial banking or in clearance services in the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any supplement thereto).

10. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9([i]) hereof or because of any refusal, inability or failure on the part of the Enterprise Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Enterprise Parties will reimburse the Underwriters severally through either Citigroup Global Markets Inc. or Lehman Brothers Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units. [If this Agreement is terminated pursuant to Section 8 hereof by reason of the default of one or more of the Underwriters, the Enterprise Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses. If this Agreement is terminated pursuant to clause (ii), (iii), or (iv) of Section 9, the Enterprise Parties shall not be obligated to reimburse any Underwriter on account of those expenses.]

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Enterprise Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Enterprise Parties or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

12. Notices. All communications hereunder will be in writing and effective only upon receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc., General Counsel (Fax No.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and (ii) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration Department, Fax: (646) 497-4815, with a copy, in the case of any notice pursuant to Section 7(b), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022, Fax: (212) 520-0421; or, if sent to the Enterprise Parties, will be mailed, delivered or faxed to Enterprise GP Holdings L.P., 2727 North Loop West, Suite 101, Houston, Texas 77008-1044, Attention: Chief Legal Officer (Fax No.: (713) 426-            ).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

15. Jurisdiction; Venue. The parties hereby consent to (i) nonexclusive jurisdiction in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, (ii) nonexclusive personal service with respect thereto, and (iii) personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party. Each of the parties (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to the jurisdiction of which the parties is or may be subject, by suit upon such judgment.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18. Independent Research. The Enterprise Parties acknowledge and agree that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking division and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may make statements or make or hold investment recommendations and/or publish research reports with respect to the Partnership, EPD and/or the Offering that differ from the views of its investment bankers. The Enterprise Parties hereby waive and release, to the fullest extent permitted by law, any claims that they may have against any of the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by any independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Enterprise Parties or EPD by any such Underwriters’ investment banking division. The Enterprise Parties acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the entities which may be the subject of the transactions contemplated by this Agreement.

19. Absence of Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Enterprise Parties acknowledge and agree that: (i) nothing herein shall create a fiduciary or agency relationship between the Enterprise Parties, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Enterprise Parties in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Enterprise Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Enterprise Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Enterprise Parties acknowledge that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to the Enterprise Parties for, any of such additional financial interests. The Enterprise Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Enterprise Parties may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” has the meaning set forth in Rule 405 promulgated under the Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Person” shall have the meaning given to it in the Act.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Units included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 424”, “Rule 430A” and “Rule 462” refer to such rules promulgated under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

[Signature Pages to Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Enterprise Parties and the several Underwriters.

Very truly yours,

“General Partner”

EPE HOLDINGS, LLC

By:
Richard H. Bachmann
Executive Vice President and
Chief Legal Officer

“Partnership”

ENTERPRISE GP HOLDINGS L.P.

By:	EPE Holdings, LLC, its general partner

By:
Richard H. Bachmann
Executive Vice President and
Chief Legal Officer

Signature Page to Underwriting Agreement of

Enterprise GP Holdings L.P.

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS INC.

LEHMAN BROTHERS INC.

GOLDMAN, SACHS & CO.

MORGAN STANLEY & CO. INCORPORATED

UBS SECURITIES LLC

WACHOVIA CAPITAL MARKETS, LLC

A.G. EDWARDS & SONS, INC.

RAYMOND JAMES & ASSOCIATES, INC.

RBC CAPITAL MARKETS CORPORATION

SANDERS MORRIS HARRIS INC.

NATEXIS BLEICHROEDER INC.

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By:	LEHMAN BROTHERS INC.

By:
Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

Signature Page to Underwriting Agreement of

Enterprise GP Holdings L.P.

Schedule I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.
Lehman Brothers Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Sanders Morris Harris Inc.
Natexis Bleichroeder Inc.

TOTAL:	10,111,111

Schedule I

Schedule II

Enterprise Subsidiaries

Subsidiary	Jurisdiction of Formation	Ownership Interest Percentage
Enterprise Products Partners L.P.	Delaware	5.40[1]
Enterprise Products GP, LLC	Delaware	100.00
Enterprise Products Operating L.P.	Delaware	100.00
Enterprise Products OLPGP, Inc.	Delaware	100.00
Enterprise GTMGP, LLC	Delaware	100.00
Enterprise GTM Holdings L.P.	Delaware	100.00
Enterprise Gas Processing, LLC	Delaware	100.00
Enterprise Lou-Tex Propylene Pipeline L.P.	Delaware	100.00
Enterprise Products GTM, LLC	Delaware	100.00
Enterprise Hydrocarbons L.P.	Delaware	100.00
Enterprise Field Services, L.L.C.	Delaware	100.00
Enterprise Texas Pipeline L.P.	Delaware	100.00
Mapletree, LLC	Delaware	100.00
Mid-America Pipeline Company, LLC	Delaware	100.00

[1]	Includes a 3.4% limited partner interest and an indirect 2.0% general partner interest.

Schedule II

Schedule III

Jurisdictions of Foreign Qualification or Registration

Entity	Foreign Jurisdictions
General Partner
Partnership
Enterprise Products Partners L.P.
Enterprise Products GP, LLC
Enterprise Products Operating L.P.
Enterprise Products OLPGP, Inc.
Enterprise GTMGP, LLC
Enterprise GTM Holdings L.P.
Enterprise Gas Processing, LLC
Enterprise Lou-Tex Propylene Pipeline L.P.
Enterprise Products GTM, LLC
Enterprise Hydrocarbons L.P.
Enterprise Field Services, L.L.C.
Enterprise Texas Pipeline L.P.
Mapletree, LLC
Mid-America Pipeline Company, LLC

Schedule III

Schedule IV

Lock-Up Letters

Dan L. Duncan

Michael A. Creel

Richard H. Bachmann

W. Randall Fowler

Michael J. Knesek

Charles E. McMahen

Edwin E. Smith

Duncan Family 2000 Trust

Dan Duncan LLC

EPCO Holdings, Inc.

Duncan Family Interests, Inc.

EPE Unit L.P.

O.S. Andras

[Participants]

Schedule IV